LOAN AGREEMENT

This LOAN AGREEMENT (“Agreement”), dated this 26th day of June, 2007, is made among TALEN’S MARINE AND FUEL, INC., a Louisiana corporation (“Borrower”), ALLEGRO BIODIESEL CORPORATION (“Lender”), C. RAYMOND TALEN (“Guarantor”) and TALEN LANDING II, INC., a Louisiana corporation (“Owner”) (the Borrower, Guarantor and Owner are collectively referred to as the “Appearers” and individually as an “Appearer”) who agree as follows:

A. THE LOAN. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make available to the Borrower a ninety (90) day term loan (the “Loan”) in the maximum principal amount equal to $640,000.00 (the “Maximum Amount”). The Loan is represented by a promissory note in the principal amount of $640,000.00 payable to the order of the Lender. Principal and all accrued interest shall be payable at maturity of the Loan as set forth in the Note evidencing the Loan. Interest on the Loan shall be ten percent (10%) per annum and shall otherwise accrue as set forth in the Note evidencing the Loan. Such Note and the Loan shall mature on the earlier of September 24, 2007 or the consummation of the transaction contemplated by that Stock Purchase Agreement executed among Lender, the shareholders of Borrower and Owner, dated contemporaneously herewith (the “Stock Purchase Agreement”).

B. USE OF PROCEEDS. (1) The proceeds from the Loan will be used by the Borrower to fund working capital. Each of the Appearers certifies, warrants and covenants that each of the uses described above is of direct benefit to each Appearer.

C. SECURITY. The Loan shall be secured by the following (the “Collateral Documents”):

(a) Multiple Indebtedness Mortgage executed by the Owner granting a first priority mortgage and security interest in all of the Owner’s right, title and interest in and to the property described on Exhibit A.

(b) Guaranty Agreement executed by the Guarantor guaranteeing repayment of the Loan and other obligations of the Borrower related to the Loan.

D. REPRESENTATIONS AND WARRANTIES. Appearers represent and warrant to Lender that:

(1)
Organization and Authorization of Borrower. Borrower is a Louisiana corporation which is duly organized, validly existing and in good standing under Louisiana law. Borrower’s execution, delivery and performance of this Agreement and all other documents delivered to Lender have been duly authorized and do not violate Borrower’s articles of incorporation, by-laws (or other governing documents), material contracts or any applicable law or regulations.

(2)
Organization and Authorization of Owner. Owner is a Louisiana corporation which is duly organized, validly existing and in good standing under Louisiana law. Owner’s execution, delivery and performance of this Agreement and all other documents delivered to Lender have been duly authorized and do not violate Owner’s articles of incorporation, by-laws (or other governing documents), material contracts or any applicable law or regulations.

(3)
Litigation. There is no material pending or threatened litigation, arbitration or administrative proceeding, investigation or other action of any nature against or affecting any Appearer that could adversely affect any Appearer’s business or assets.

(4)
Information. All information, reports, papers and data given to Lender by any of the Appearers in connection with this Agreement are accurate and complete in all material respects, and no such information, reports, papers or data contains any material misstatement of fact or fails to state a fact necessary to make the statement contained therein not materially misleading.

(5)	Solvency. Borrower and each other Appearer is solvent and has the ability to pay its debts when and as due.

(6)
Taxes. Borrower and each other Appearer has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

(7)
Regulation. Borrower is not engaged in the generation, transmission or distribution and sale of electric power, the provision of telephone service to others, or other business activities which would subject Borrower to regulation as a utility or common carrier under any federal or state laws or regulations. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. None of the Loan proceeds will be used for the purpose of purchasing or carrying any margin stock, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock. Borrower is not engaged principally, or as one of Borrower’s important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks.

(8)
Review of Documents; Binding Obligations. The Appearers have reviewed this Agreement, the Note and the Collateral Documents with counsel for the Appearers and have had the opportunity to discuss the provisions hereof and thereof with the Lender prior to execution. This Agreement, the Note and the Collateral Documents constitute valid and binding obligations of the Appearers who are parties thereto, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights).

(9)
No Consent. The Appearers’ execution, delivery and performance of this Agreement, the Note and the Collateral Documents to which each is a party do not require the consent or approval of any other person, entity or authority, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof, except for such consents that have been duly and validly obtained on or prior to the date hereof and remain in full force and effect.

(10)
Financial Condition. All financial statements of the Borrower, the Appearers and any affiliates delivered to Lender fairly and accurately present the financial condition of the parties for whom such statements are submitted and the financial statements of the Borrower, the Appearers and any affiliates have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of the Borrower or other Appearers. Since the close of the period covered by the latest financial statements delivered to Lender with respect to the Appearers and any affiliates, there has been no material adverse change in the assets, liabilities, or financial condition of any Appearer or any affiliates. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of the Borrower, the Appearers and any affiliates, is threatened, which (i) might render any of the Appearers or any affiliates unable to perform its obligations under this Agreement, the Note or the Collateral Documents to which each is a party, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of any Appearer or any affiliates or the validity or priority of the lien of the Collateral Documents.

(11)
Environmental Matters. (a) Except as disclosed to Lender, no friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in the property affected by the Collateral Documents (the “Property”). The Property and the Borrower are not in material violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called “Applicable Environmental Laws”), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called “RCRA”), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and known to any Appearer. The Appearers have not obtained and are not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws, other than storm water discharge and other permits that may be ordinarily required in connection with the operation of office buildings and shopping centers. The Appearers shall give all such notices and maintain such permits as may be required under Applicable Environmental Laws. No hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property, and the use which the any Appearer makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property, other than immaterial releases of materials in the ordinary course of construction of tenant improvements and the operation of office and retail facilities on the Property, which in each case does not cause a Material Release of materials on or about the Property. The terms “hazardous substance” and “release” as used in this Agreement shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event that the laws of the State of Louisiana establish a meaning for “hazardous substance,” “release,” “solid waste,” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. The term “Material Release” shall mean a release (or series of releases) of material which are required to be removed, encapsulated or otherwise remediated under Applicable Environmental Laws, the cost of which compliance, in the aggregate, exceeds $10,000.

(12)
Governmental Requirements. The Property is in compliance with all current governmental requirements affecting the Property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on the Property and the use and contemplated use of the Property.

(13)
Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the later of the date on which all obligations of Borrower under this Agreement, the Note and the Collateral Documents and any other documents executed in connection herewith and therewith are fully satisfied, or Borrower shall promptly notify Lender of any event which would render any of said representations and warranties untrue or misleading.

E.	COVENANTS. From the date of this Agreement and so long as the Loan shall be outstanding, unless compliance shall have been waived in writing by Lender:

(1)
Compliance with Tax and other Laws. Each Appearer shall comply with all laws that are applicable to the Appearer’s business activities, including, without limitation, all laws regarding (i) the collection, payment and deposit of employees’ income, unemployment, Social Security, sales and excise taxes; (ii) the filing of returns and payment of taxes; (iii) pension liabilities including ERISA requirements; (iv) environmental protection; (v) occupational safety and health; and (vi) all requirements of state, federal and other governmental regulatory bodies.

(2)
Notice of Default. Each Appearer shall notify Lender immediately upon becoming aware of the occurrence of any event constituting, or which with the passage of time or the giving of notice, could constitute, a Default.

(3)
Mergers, etc. Without the prior written consent of Lender no Appearer shall (i) be a party to a merger or consolidation, (ii) sell or lease all or substantially all of its assets or (iii) acquire all or substantially all of the assets of another entity. No Appearer will permit any material changes to be made in the character of its business as carried on at the original date of this Agreement.

(4)
Indebtedness and Liens. No Appearer shall mortgage or encumber any of the Property or suffer any liens to exist on any of the Property except those in favor of the Lender without the prior written consent of Lender.

(5)
Performance of Obligations. The Borrower will repay the Loan according to the reading, tenor and effect of the Note and this Agreement. The Appearers will do and perform every act required of it by this Agreement, the Note or the Collateral Documents to which each is a party at the time or times and in the manner specified.

(6)	Financial Statements and Reports. Intentionally left blank.

(7)
Reimbursement of Expenses. The Borrower will, upon request promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any other agreement, document or instrument executed and delivered in connection herewith, or to protect the Property or business of the Borrower or to collect the indebtedness addressed hereby, or to enforce the rights of the Lender under this Agreement or any other agreement, document or instrument executed and delivered in connection herewith, which amounts will include all court costs, attorneys’ fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the then highest interest rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

(8)
Insurance. (a) The Borrower shall procure and maintain for the benefit of the Lender, or cause to be maintained original paid-up insurance policies from companies licensed in the state where the Property is located and having a Best’s rating of A or higher, in amounts, in form and substance, and with expiration dates acceptable to the Lender and containing a non-contributory standard mortgagee clause or its equivalent in a form satisfactory to the Lender, or the statutory mortgagee clause, if any, required in the state where the Property is located, or a mortgagee’s loss payable endorsement, in favor of the Lender, providing the following types of insurance on the Property:

(i)  Multi-Peril Hazard Insurance. For the Property (to the extent of any improvements thereof) multi-peril hazard insurance, in each case affording insurance against loss or damage by fire, lightning, explosion, earthquake, collapse, theft, sprinkler leakage, vandalism and malicious mischief and such other perils as are included in so-called “all-risks” or “extended coverage” and against such other insurable perils as, under good insurance practices, from time to time are insured against for properties of similar character and location; such insurance to be not less than 100% of the full replacement costs of the improvements without deduction for depreciation; said policy to contain replacement costs and stipulated value endorsements.

(ii) Comprehensive General Liability Insurance. Comprehensive public liability insurance with respect to the Property and the operations related thereto, whether conducted on or off the Property, against liability for personal injury (including bodily injury and death) and property damage, of not less than $1,000,000 per occurrence and $3,000,000 in the aggregate; such comprehensive public liability insurance, if required by the Lender, to specifically include but not be limited to water damage liability, products liability, motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles, and contractual indemnification.

(iii)  Worker’s Compensation and General Liability Insurance. Worker’s compensation and general liability insurance against loss, damage or injury to employees, agents, representatives, invitees or guests of the relevant Appearer (which owns the relevant Property) or of any contractor or subcontractor or lessee or operator, or insurance against loss, damage or injury caused by any employees, agents, representatives, invitees or guests of the Appearer or of any contractor or subcontractor or lessee or operator, in minimum amounts of $1,000,000 per occurrence and $2,000,000 in the aggregate.

(iv)  Other Insurance. Such other insurance on the Property or any replacements or substitutions therefor and in any such amounts as may from time to time be reasonably required by Lender against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard given to the height and type of the improvements on the Property, their construction, location, use and occupancy, or any replacements or substitutions therefor.

(b) All of the foregoing policies shall contain an agreement by the insurer not to cancel or amend the policies without giving the Lender at least 30 days’ prior written notice of its intention to do so.

(c) Borrower shall deliver original or certified policies (or insurance certificates from Borrower’s insurance agent) to Lender, and Borrower shall deliver original or certified renewal policies (or insurance certificates from Borrower’s insurance agent) with satisfactory evidence of payment not less than 15 days in advance of the expiration date of the existing policy or policies. In the event the Appearers should, for any reason whatsoever, fail to keep the Property or any part thereof so insured, or to keep said policies so payable, or fail to deliver to Lender the original or certified policies of insurance and the renewals thereof upon demand, then Lender, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor. The Borrower shall reimburse the Lender upon demand for the amount of premium paid, together with interest thereon at 15% per annum from date until paid.

(d) Borrower agrees to notify Lender immediately in writing of any material fire or other casualty to or accident involving the Property, whether or not such fire, casualty or accident is covered by insurance. Borrower further agrees to notify promptly Borrower’s insurance company and to submit an appropriate claim and proof of claim to the insurance company if the Property is damaged or destroyed by fire or other casualty.

(e) The Borrower shall cause the proceeds from any policy or policies of insurance to be delivered to the Lender. If there is a fire or casualty loss which damages all or a portion of the improvements, then the insurance proceeds may, in the Lender’s sole discretion, be either made available to the Borrower to restore the improvements on such terms and conditions as the Lender shall require, or be applied to the payment of the Loan. If such insurance proceeds are not sufficient to pay the Loan in full, the Lender shall have a right to accelerate the maturity of the Loan and proceed against the Borrower and/or the remainder of the collateral securing the Loan; and if the proceeds exceed the amount necessary to pay the Loan in full, then such excess shall be paid to the Appearers.

(f) If requested by Lender, the Borrower shall pay to the Lender, together with, at the same time as and in addition to the payment of principal and/or interest due on the Note, a pro rata portion of the property taxes, assessments, governmental charges, levies and insurance premiums relating to the collateral constituting the Property next to become due, as estimated by the Lender, so that the Lender will have sufficient funds on hand to pay such taxes, assessments, governmental charges, levies and premiums not less than 30 days prior to the due date thereof.

(9)
Right of Inspection. The Appearers will permit any officer, employee or agent of the Lender to visit and inspect any of the Property, examine the books of record and accounts pertaining thereto, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Appearers with the Appearers’ officers (as applicable), accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire.

(10)
Notice of Certain Events. (a) The Borrower shall promptly notify the Lender if the Borrower learns of the occurrence of any event which constitutes a Default, together with a detailed statement of the steps being taken to cure the effect of such Default.

(b) The Borrower shall promptly notify the Lender of the arising of any litigation or dispute threatened against or affecting the Borrower or the Property which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower or any other Appearer. In the event of such litigation, the Borrower will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, the Borrower shall cause to be prosecuted all allowable appeals. Lender may (but shall not be obligated to), following an Event of Default, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of Lender and Borrower pursuant to this Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys’ fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

(11)
Indemnification. (a) The Borrower will indemnify the Lender and hold the Lender harmless from claims of brokers with whom the Borrower has dealt in the execution hereof or the consummation of the transactions contemplated hereby. The Lender will indemnify the Borrower from claims of brokers with whom the Lender has contracted in connection with the transactions contemplated hereby.

(b) The Borrower will indemnify the Lender and hold the Lender harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Lender in any way relating to, or arising in connection with, the use or occupancy of any of the collateral securing the Loan.

(c) The Borrower agrees to indemnify and fully protect the Lender from any allegation or charge whatsoever of negligence, misfeasance, or nonfeasance of the Lender in whole or in part, pertaining to any defect in the Property, and particularly, any failure of the Lender or the Lender’s inspector, or any agent, officer, employee or representative of the Lender, to note any defect in materials or workmanship or of physical conditions or failure to comply with any plans, specifications, drawings, ordinances, statutes or other governmental requirements, or to call to the attention of any person whatsoever, or take any action, or to demand that any action be taken, with regard to any such defect or failure or lack of compliance.

(12)
Environmental Indemnity. (a) The Borrower shall defend, indemnify and hold Lender and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys’ fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from the Property, (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Agreement, and whether by an Appearer or any predecessor in title or any officers, employees, agents, contractors or subcontractors of an Appearer or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the Property, (iii) any breach of any representation, warranty or covenant under the terms of this Agreement, or (iv) any loss sustained due to any portion of the Property being considered “wetlands”, as such term is defined by applicable federal law. The foregoing indemnity shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances; provided, that such indemnity shall not apply to any releases that occur following the date that the Property is transferred pursuant to a foreclosure or dation en paiement as a result of the actions of Lender or Lender’s transferee and assigns. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section shall survive the final payment of the Loan and the termination of this Agreement and shall continue thereafter in full force and effect.

(b) The Appearers shall observe and materially comply with all laws, ordinances, orders, decrees, rules and regulations of all federal and state governments relating to environmental matters, including without limitation the removal from or under all Property constituting immovable property of any material amount of hazardous substances or solid wastes (as defined elsewhere in this Agreement). The Borrower shall give notice to the Lender as soon as reasonably possible and in no event more than five days after it receives any compliance orders, environmental citations, or other notices from any governmental entity relating to any environmental condition relating to its properties or elsewhere for which it may have legal responsibility, with a full description thereof; the Borrower agrees to take any and all reasonable steps and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or environmental laws requiring it to remove, treat or dispose of such hazardous materials, wastes or conditions at the sole expense of the Appearers and to provide the Lender with satisfactory evidence of such compliance; provided, that nothing contained herein shall preclude the Appearers from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and the Lender’s security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

(13)
Additional Documentation. Upon the written request of Lender each Appearer shall promptly and duly execute and deliver all such further instruments and documents and take such further action as Lender may deem necessary to obtain the full benefits of this Agreement and of the rights and powers granted in this Agreement.

(14)
ERISA Information and Compliance. The Borrower will promptly furnish to the Lender (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by the Borrower, and (ii) immediately upon becoming aware of the occurrence of any “reportable event,” as such term is defined in Section 4043 of ERISA, or of any “prohibited transaction,” as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created by the Borrower, a written notice signed by the president, the chairman, the managing member or the chief financial officer of the Borrower specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plans of the Borrower.

F. CONDITIONS PRECEDENT TO LOANS. Lender shall have no obligation to advance funds under this Agreement until and unless the following conditions have been and remain satisfied:

(1)	Lender shall have received the Loan and Collateral Documents contemplated by this Agreement in form and substance satisfactory to Lender;

(2)	All representations and warranties made by each Appearer to Lender shall be true and correct as of the date of the Loan’s funding;

(3)
Each Appearer’s business must be in a condition satisfactory to Lender, the management and ownership of any Appearer must not have changed and no material adverse change (from that reflected in the last financial statements delivered to, and accepted by, Lender prior to execution of this Agreement) has occurred in the financial condition of the Borrower or any Appearer; and

(4)	There exists no Default (or event which with notice or lapse of time or both could constitute a Default) under this Agreement or any other agreement between Borrower and Lender.

G. DEFAULT. Any of the following events shall be considered a “Default” or an “Event of Default” as that term is used herein:

(a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest on the Note or any other indebtedness to the Lender.

(b) Representations and Warranties. Any representation or warranty contained in this Agreement, the Note or any of the Collateral Documents proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made to the Lender by any Appearer under this Agreement, the Note or any of the Collateral Documents proves to have been untrue in any material adverse respect as of the date as of which the facts therein set forth were stated or certified.

(c) Insurance. The Appearers fail to maintain or cause to be maintained at any time the insurance required by this Agreement and the Collateral Documents.

(d) Other Debt to Lender. The Borrower defaults in the payment of any amounts due to the Lender or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any debt of the Borrower to the Lender other than the indebtedness incurred pursuant to this Agreement.

(e) Other Debt to Other Lenders. The Borrower defaults in the payment of any amounts due to anyone other than the Lender or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any debt of the Borrower to anyone other than the Lender in excess of $50,000.00, and any grace period applicable to such default has elapsed.

(f) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Borrower or any other Appearer or of any of its or his property (including the Property) is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower or any other Appearer under the Federal Bankruptcy Code; or the Borrower or any other Appearer is adjudicated bankrupt or insolvent; or any material portion of any property of the Borrower or any other Appearer (including the Property) is sequestered by court order and such order remains in effect for more than 30 days after such party obtains knowledge thereof; or a petition is filed against the Borrower or any other Appearer under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days.

(g) Voluntary Petitions. The Borrower or any other Appearer files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it or him under any such law.

(h) Assignments for Benefit of Creditors. The Borrower or any other Appearer makes an assignment for the benefit of its or his creditors, or admits in writing its or his inability to pay its or his debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or any other Appearer or of all or any part of its or his property.

(i) Undischarged Judgments. Judgment for the payment of money in excess of $20,000 (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower or any other Appearer, and the Appearer does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said 30-day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles.

(j) Attachment. A writ or warrant of attachment or any similar process shall be issued by any court against all or any material portion of the Property of the Borrower or any other Appearer, and such writ or warrant of attachment or any similar process is not released or bonded within 30 days after its entry.

(k) Condemnation. The Property, or any portion thereof, is condemned or expropriated under power of eminent domain by any legally constituted governmental authority.

(l) Other Covenants. The Borrower or other Appearer defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Note or any of the Collateral Documents, to be kept or performed by the Borrower or such Appearer (other than a default under Subsections (a) through (k) hereof), and such default continues unremedied for a period of 30 days after notice thereof being given by the Lender to the Borrower.

H. REMEDIES. (a) Upon the happening of any Event of Default specified in the preceding Section (other than subsections (f) or (g) thereof), the Lender may by written notice to the Borrower declare the entire principal amount of the Loan then outstanding and interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower and each of the Appearers.

(b) Upon the happening of any Event of Default specified in subsections (f) or (g) of the preceding Section, the entire principal amount of all obligations then outstanding including interest accrued thereon shall, without notice or action by the Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

(c) Upon the occurrence of any Event of Default, the Lender shall have the right to set-off any funds of the Borrower in the possession of the Lender against any amounts then due by the Borrower to the Lender pursuant to this Agreement, and to enforce all rights of Lender pursuant to the collateral documents and to enforce all other remedies available to Lender by contract or law.

I. MISCELLANEOUS PROVISIONS. Appearers collectively agree to pay all of the costs, expenses and fees incurred in connection with the Loan or a default thereunder or the enforcement thereof, including attorneys fees and appraisal fees. The rights and obligations of Lender under this Agreement and the Collateral Documents may be assigned. This Agreement is not assignable by any Appearer and no party other than an Appearer is entitled to rely on this Agreement. In no event shall any Appearer or Lender be liable to the other for indirect, special or consequential damages, including the loss of anticipated profits that may arise out of or are in any way connected with the issuance of this Agreement. No course of dealing nor any failure or delay by Lender with respect to exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof. No condition or other term of this Agreement may be waived or modified except by a writing signed by the Borrower and Lender. THIS AGREEMENT AND THE PROMISSORY NOTE EVIDENCING THE LOAN UNDER THIS AGREEMENT SHALL BE GOVERNED BY LOUISIANA LAW. In the event that any one or more of the provisions contained in this Agreement, the Note or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or the Collateral Documents. The rights and remedies of the Lender under this Agreement, the Note and the Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Appearers to be performed hereunder.

J. RELATIONSHIP. The relationship between Appearers and Lender shall be solely that of borrower and lender, and such relationship shall not under any circumstances whatsoever be construed to be a joint venture or partnership.

K. STOCK PURCHASE AGREEMENT. Upon consummation of the transaction contemplated by the Stock Purchase Agreement: i) the indemnity provisions contained in Sections 11(b), 11(c) and 12 of this Agreement shall be superseded by the indemnity provisions contained in the Stock Purchase Agreement; and ii) the Guaranty Agreement shall be terminated.

-signatures on following page-

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:	TALEN’S MARINE AND FUEL, INC.

By:	/s/ C. Raymond Talen

Name:	C. Raymond Talen

Title:	President

GUARANTOR:	/s/ C. Raymond Talen
C. RAYMOND TALEN

OWNER:	TALEN LANDING II, INC.

By:	/s/ C. Raymond Talen

Name:	C. Raymond Talen

Title:	President

LENDER:	ALLEGRO BIODIESEL CORPORATION

By:	/s/ W. Bruce Comer

Name:	W. Bruce Comer, III

Title:	Chief Executive Officer

Exhibit A

The property described more fully below, together with all buildings or improvements thereon or to be placed thereon, and all rights, ways, privileges, servitudes and appurtenances thereunto belonging, and together with all cooling, heating, plumbing and lighting fixtures and equipment now or hereafter attached to or used in connection with the real estate so described:

A 8.691 acre tract of land commencing at a point 494.80 feet South of the Corner of Sections 2, 3, 10, 11 of Section 10, Township 13 South, Range 3 West, Cameron Parish, thence South 00 degrees 56’ 57” West, a distance of 286.90 feet; thence North 89 degrees 13’ 57” West, a distance of 140.64 feet; thence North 00 degrees 48’ 51” East, a distance of 61.94 feet; thence South 63 degrees 28’ 22” West, a distance of 158.14 feet; thence South 76 degrees 51’ 55” West, a distance of 221.03 feet; thence South 23 degrees 35’ 57” West, a distance of 545.70 feet; thence North 70 degrees 09’ 28” West, a distance of 232.29 feet; thence North 00 degrees 58’ 15” East 591.11 feet; thence South 89 degrees 15’ 44” East, a distance of 396.26 feet; thence North 00 degrees 58’ 13” East, a distance of 187.40 feet; thence South 89 degrees 06’ 48” East, a distance of 528.84 feet, to the point of commencement, records of Cameron Parish, Louisiana, and as per the plat by Michael P. Guidry dated May 13, 1997 attached to that certain Cash Deed recorded in the records of the Clerk of Court’s office of the Parish of Cameron, State of Louisiana, under Entry Number ____________.